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Exhibit 99 - Form of Lock-Up Agreement

Board of Directors
CalCite Corp.
32 Gainsborough Drive S.W.
Calgary, Alberta T3E 4W7

Gentlemen:

      The undersigned, a beneficial owner of the common stock of CalCite Corp. (the "Company"), par value $.001 per share (the "Common Stock"), understands that the Company has filed with the U.S. Securities and Exchange Commission a registration statement on Form SB-2, File No. 333-123164, (the "Registration Statement"), for the registration of the Company's Common Stock. As part of the disclosure included in the Registration Statement, the Company has affirmatively stated that there will be no trading of the Company's securities until such time as the Company successfully registers or qualifies the securities in the State of Florida, South Carolina or another state.

      In order to insure that the aforesaid disclosure is adhered to, the undersigned agrees, for the benefit of the Company, that he/she/it will not offer to sell, assign, pledge, hypothecate, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company owned by him/her/it, or subsequently acquired through the exercise of any options, warrants or rights, or conversion of any other security, or by reason of any stock split or other distribution of stock, or grant options, rights or warrants with respect to any such shares of Common Stock, until the Company successfully registers or qualifies the Securities in the State of Florida, South Carolina or another state. Furthermore, the undersigned will permit all certificates evidencing his/her/its shares to be delivered to the Law Office of Michael J. Morrison, Esq., 1495 Ridgeview Drive, Suite 220, Reno, Nevada 89509, to be held in trust until the securities are register or qualified in the State of Florida, South Carolina or another state, at which time such certificates shall be returned to the undersigned.

                                        Very truly yours,

                                        /s/
                                        ________________________________________
                                        (signature of holder)


                                        ________________________________________
                                        Please Print Name(s)

__________________________
Number of shares of Common
Stock owned